Exhibit 99.1

 WCA Waste Corporation Reports a 44% Increase in Revenue for the First Quarter

     HOUSTON--(BUSINESS WIRE)--April 28, 2005--WCA Waste Corporation (NASDAQ:WCAA) announced today financial results for the first quarter of 2005. Revenue for the three months ended March 31, 2005 was $22.9 million, a 44% increase over the $15.9 million reported for the same period in 2004. Net income for the first quarter was $708,000, or $0.05 per share on 15,326,000 fully diluted shares outstanding. This represents a 51% increase in net income over the $469,000 or $0.06 per share on 8,000,000 fully diluted shares outstanding that was reported for the same three month period of 2004. The increase in fully diluted shares outstanding is primarily a result of the additional 6.6 million shares issued in connection with WCA's initial public offering completed on June 22, 2004 and 774,000 shares issued as partial consideration for certain acquisitions completed since becoming a public company.
     Thus far in 2005, WCA has acquired three landfills, two transfer stations, two material recovery facilities and one collection company.
     Tom Fatjo, Jr., Chairman of WCA Waste Corporation stated, "We are excited about the results reported for the first quarter of 2005. Since completing our initial public offering we have successfully completed nine acquisitions. Our current revenue run-rate is in excess of $100 million which represents more than a 50% increase in revenue since completing our initial public offering in June 2004."
     WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consist of seventeen landfills, fifteen transfer stations, three material recovery facilities and twenty collection operations located throughout Alabama, Arkansas, Kansas, Missouri, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."

     RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

     This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. Descriptions of strategy and "run rates" are also forward-looking statements. This is true of our description of our acquisition strategy and the benefits of any acquisition or potential acquisition, for example. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
     Forward-looking statements are based upon the current beliefs and expectations of WCA's management and are subject to significant risks and uncertainties. Since WCA's business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements. Some of the risks and uncertainties have been more fully described in "Risk Factors and Cautionary Statement about Forward-Looking Statements" in our Annual Report on Form 10-K for the year-ended December 31, 2004.
     As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditure; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; and rapid growth may strain our management, operational, financial and other resources.
     Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.


                        WCA Waste Corporation
            Condensed Consolidated Statement of Operations
                             (Unaudited)

                                                 Three Months Ended
                                                       March 31,
                                               -----------------------
                                                  2005        2004
                                               -----------  ----------
                                               (In thousands, except
                                                  per share amounts)

Revenue                                           $22,885     $15,891
Expenses:
  Cost of services                                 15,746      10,562
  Depreciation and amortization                     2,838       1,933
  Accretion expense                                    38          68
  General and administrative:
     Stock-based compensation                           -          30
     Other general and administrative               1,746       1,252
                                               -----------  ----------
                                                   20,368      13,845
                                               -----------  ----------
Operating income                                    2,517       2,046
Other income (expense):
  Interest expense, net                            (1,352)     (1,267)
  Other                                                 4           1
                                               -----------  ----------
                                                   (1,348)     (1,266)
                                               -----------  ----------

Income before income taxes                          1,169         780
Income tax (provision) benefit                       (461)       (311)
                                               -----------  ----------
Net income                                           $708        $469
                                               ===========  ==========

PER SHARE DATA (Basic and diluted):
                                               -----------  ----------
Net income                                          $0.05       $0.06
                                               ===========  ==========

WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)        15,305       8,000
                                               -----------  ----------

WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)      15,326       8,000
                                               -----------  ----------

                      Non-GAAP Financial Measure
----------------------------------------------------------------------

                                                 Three Months Ended
                                                       March 31,
                                               -----------------------
EBITDA                                            2005        2004
                                               -----------  ----------

Total EBITDA                                       $5,359      $3,980
Less: Depreciation and amortization                 2,838       1,933
Less: Interest expense, net                         1,352       1,267
Less: Tax expense                                     461         311
                                               -----------  ----------
Net Income                                           $708        $469
                                               ===========  ==========

----------------------------------------------------------------------

In addition to disclosing financial results in accordance with generally accepted accounting principles (GAAP), the Company also discloses EBITDA which is a non-GAAP measure.

While this measure is not calculated or presented in accordance with GAAP, we believe that this supplemental financial measure is useful in determining:

    -- the financial performance of our assets without regard to financing methods, capital structures or historical cost basis;

    -- our compliance with certain financial covenants included in our debt agreements.

    -- the ability of our assets to generate cash sufficient to pay interest on our credit facilities;

    -- our operating performance and return on invested capital as compared to those of other companies in the non-hazardous solid waste management business, without regard to financing methods and capital structure; and

Management uses EBITDA to evaluate the operations of its geographic operating areas. Furthermore, we believe this information is helpful in evaluating similar companies with differing capital structures. While depreciation and amortization are operating costs under GAAP, we believe these expenses primarily represent the allocation of costs associated with long-lived assets acquired or constructed in prior years.

This non-GAAP measure should not be considered an alternative to net income, net income per share, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. The measures above exclude some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, the measures above may not be comparable to similarly titled measures of other companies.

                       Supplemental Disclosures
----------------------------------------------------------------------
                        (Dollars in millions)

                                                  Three Months Ended
                                                     March 31, 2005
                                                 ---------------------
Revenue Breakdown:
    Collection                                     $15.5       54.2%
    Disposal                                         9.4       32.9%
    Transfer                                         3.2       11.2%
    Other                                            0.5        1.7%
                                               ----------  ---------
         Total                                      28.6      100.0%
    Intercompany eliminations                       (5.7)
                                               ----------
         Total reported revenue                    $22.9
                                               ==========

Internalization of Disposal:
Three Months ended March 31, 2005                   78.8%

Debt to Capitalization:
  Long-term debt including current maturities      $85.1
  Total Equity                                      80.5
                                               ----------
         Total capitalization                     $165.6

              Debt-to-total capitalization          51.4%


     CONTACT: WCA Waste Corporation, Houston
              Tommy Fatjo, 713-292-2400